Exhibit 10.10

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MALLINCKRODT PLC

TRANSACTION INCENTIVE PLAN

A.            Purposes. The Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”), has determined that it is in the best interests of the Company to provide an incentive to retain certain key employees and directors of the Company and its subsidiaries through and following the closing of certain asset sale transactions and to align incentivization of employees and directors with the Board acting in the best interests of the Company. In order to accomplish these objectives, the Board has caused the Company to adopt this Mallinckrodt plc Transaction Incentive Plan (this “Plan”), effective as of January 1, 2024 (the “Effective Date”), pursuant to which such key employees and directors shall be eligible to receive Transaction Bonuses and Incremental Transaction Bonuses (each as defined below) upon and following the closing of Qualifying Transactions (as defined below), subject to the satisfaction of the terms and conditions set forth herein.

B.            Participants. The “Participants” shall mean, collectively, those persons listed on Exhibit A hereto, which may be amended from time to time by the Board, each of whom shall receive a Participation Letter (as defined below).

C.            Plan Term. This Plan shall be effective as of the Effective Date and shall remain in effect until the three (3) year anniversary of the Effective Date (the “Termination Date”) (provided that Incremental Transaction Bonuses with respect to any Incremental Net Proceeds received after the Termination Date shall still be payable after the Termination Date in accordance with the terms of this Plan and any applicable Participant Letter thereunder).

D.            Transaction Bonuses and Incremental Transaction Bonuses – Payment and Eligibility. Except as may otherwise be provided in a Participant’s Participation Letter, upon the date of the closing of each Qualifying Transaction (each, a “Closing Date”), each Participant who has remained continuously employed or engaged by the Company or any of its subsidiaries during the period beginning on the Effective Date and ending on such Closing Date, shall be eligible to receive a Transaction Bonus with respect to such Qualifying Transaction, which Transaction Bonus shall be payable in cash in two equal installments, as follows: (i) 50% of the Transaction Bonus shall be paid on, or within thirty (30) days following, the Closing Date of such Qualifying Transaction, and (ii) 50% of the Transaction Bonus shall be paid on the Termination Date, subject to the Participant’s continued employment or service with the Company or any of its subsidiaries through the Termination Date. In addition, except as may otherwise be provided in a Participant’s Participation Letter, if there are any Incremental Net Proceeds (as defined below) with respect to a Qualifying Transaction, each Participant shall receive the Incremental Transaction Bonus on the Termination Date (or, if later, promptly after the underlying Incremental Net Proceeds are received), subject to the Participant’s continued employment or service with the Company or any of its subsidiaries through the payment date.

E.            Transaction Bonus Pool and Incremental Transaction Bonus Pool. The “Transaction Bonus Pool” for each Qualifying Transaction shall be an amount equal to the product of the Initial Net Proceeds (as defined below) with respect to such Qualifying Transaction multiplied by the “Bonus Pool Funding Percentage” set forth in the table below, which varies depending on the Measurement Date (as defined below) with respect to such Qualifying Transaction and will be determined as follows:

Measurement Date	Bonus Pool Funding Percentage
[***]	3.00%
[***]

The “Measurement Date” in respect of each Qualifying Transaction shall be [***].

If the Measurement Date of a Qualifying Transaction occurs on or after [***]. The “Incremental Transaction Bonus Pool” for each Qualifying Transaction (if any) will be an amount equal to the product of the Incremental Net Proceeds with respect to such Qualifying Transaction multiplied by the Bonus Pool Funding Percentage applicable to such Qualified Transaction as determined in accordance with the table above.

In the event the Company (or an affiliate) enters into a binding term sheet or definitive agreement in respect of a Change of Control prior to the Termination Date (and such Change of Control is ultimately consummated), the earlier of [***], and the value of the Specified Assets (to the extent each is not the subject of a Qualifying Transaction for which the Measurement Date has previously occurred) shall be determined reasonably and in good faith by the Company’s Transaction Review Committee, and such Change of Control shall be treated as a Qualifying Transaction with respect to such Specified Assets for the purposes of this Plan.

F.            Following the consummation of a Change of Control, no subsequent Qualifying Transactions shall result in a payment to Participants under this Plan, other than any Qualifying Transaction for which the Measurement Date had occurred prior to the Measurement Date in respect of the Change of Control (for which proceeds shall be paid on the schedule set forth in this Plan).

G.            Certain Definitions.

(1)            “Change of Control” shall have the meaning set forth in the Credit Agreement.

(2)            “Credit Agreement” means that certain Credit Agreement dated as of November 14, 2023, among the Company, Mallinckrodt International Finance S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, Mallinckrodt CB LLC, a Delaware limited liability company, the Lenders (as defined therein) party thereto from time to time, Acquiom Agency Services LLC and Seaport Loan Products LLC as co-administrative agents for the Lenders, and Acquiom Agency Services LLC, as collateral agent for the Lenders, as amended and/or restated from time to time.

(3)            “Incremental Net Proceeds” means, with respect to each Qualifying Transaction, the amount equal to the sum of all after-tax proceeds received in cash or the “fair market value” (as determined by the Board in its good faith and reasonable discretion) of marketable securities received in connection with such Qualifying Transaction during the period starting the day after the Closing Date of such Qualifying Transaction and ending on the fifth (5th) anniversary thereof (the “Post-Closing Payment Period”), which, for the avoidance of doubt, will be determined in each case [***].

(4)            “Incremental Transaction Bonus” means, with respect to each Participant in connection with each Qualifying Transaction, an amount, if any, equal to the product of (a) the amount of the applicable Incremental Transaction Bonus Pool, as determined in accordance with paragraph (E) above, multiplied by (b) such Participant’s applicable “Transaction Bonus Percentage” as set forth on Exhibit A hereto and in such Participant’s Participation Letter.

(5)            “Initial Net Proceeds” means, with respect to each Qualifying Transaction, the amount equal to the sum of all after-tax proceeds received in cash or the “fair market value” (as determined by the Board in its good faith and reasonable discretion) of marketable securities in connection with such Qualifying Transaction on the Closing Date of such Qualifying Transaction, [***].

(6)            “Participation Letter” means a letter setting forth a Participant’s Transaction Bonus Percentage and any additional terms and conditions in substantially the form attached hereto as Exhibit B.

(7)            “Qualifying Transaction” means the sale or disposition of any of the Specified Assets or any other sale or disposition of other assets with a gross sale price in excess of $[***]. In the good faith and reasonable discretion of the Board, a significant partial sale of a Specified Asset shall be deemed a Qualifying Transaction. For the purposes of the foregoing sentence, sales of related or substantially similar assets shall be aggregated, if they [***].

(8)            “Specified Assets” means [***].

(9)            “Transaction Bonus” means, with respect to each Participant in connection with each Qualifying Transaction, an amount equal to the product of (a) the amount of the applicable Transaction Bonus Pool, as determined in accordance with paragraph (E) above, multiplied by (b) such Participant’s applicable Transaction Bonus Percentage as set forth on Exhibit A hereto and in such Participant’s Participation Letter.

H.            Miscellaneous.

(1)            Board Determination. The Board, acting reasonably in good faith, shall make all determinations under this Plan, including without limitation all determinations relating to the occurrence of a Qualifying Transaction, the calculation of Initial Net Proceeds and Incremental Net Proceeds and the determination of the Bonus Pool Funding Percentage. All Board determinations with respect to this Plan shall be final and binding on all affected persons absent manifest error. The Plan may be amended by the Board in its good faith and reasonable discretion at any time and from time to time; provided that no such amendment shall impair the then-existing rights of a Participant under the Plan without the consent of such Participant.

(2)            Taxes. All amounts payable hereunder shall be subject to any applicable federal, state and local tax withholding and other applicable charges or withholdings. The Transaction Bonuses and Incremental Transaction Bonuses are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and this Plan and the Participation Letters shall be interpreted consistent with such intent.

(3)            Choice of Law. This Plan shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(4)            No Effect on Employment. Neither this Plan nor any Transaction Bonuses or Incremental Transaction Bonuses payable hereunder shall confer upon any Participant any right to continued employment or service with the Company or any of its subsidiaries or shall in any way modify or restrict the rights of the Company or any of its subsidiaries to terminate such employment or service.

(5)            Use of “Employee” and “Employment.” The words “employee” and “employment” are sometimes used herein to describe the relationship between the Participant and the Company or any of its subsidiaries or affiliates, even though the Participant may not be deemed an employee for tax purposes. Unless the context indicates otherwise, when this Plan refers to “employee” or “employment,” such reference means the service relationship described in the immediately preceding sentence, and when this Plan refers to the termination of employment, such reference means the end of such service relationship between the Participant and the Company or the applicable subsidiary or affiliate.

(6)            Entire Plan; Relation to Other Agreements. Except as otherwise set forth herein or otherwise agreed to in writing between the Company and a Participant, the Plan and the Participant’s Participation Letter contain the entire understanding of the parties relating to the subject matter hereof and supersede any prior agreement, arrangement and understanding between any Participant and the Company with respect to the subject matter hereof.

EXHIBIT A

Participants

(as of the Effective Date)

Participant	Transaction Bonus Percentage

EXHIBIT B

[see attached]

[TrIP Letter for CEO]

ST SHARED SERVICES LLC

[Date]

[Participant Name]

[Participant Address]

Dear [Name],

ST Shared Services LLC (the “Company”) is pleased to inform you that the Board of Directors (the “Board”) of Mallinckrodt plc (“Mallinckrodt”) has selected you as a participant in Mallinckrodt’s Transaction Incentive Plan (the “Plan”), pursuant to which you will be eligible to receive one or more cash bonuses (each, a “Transaction Bonus”) subject to the terms and conditions set forth in this letter (this “Participation Letter”) and the Plan. Capitalized terms used but not defined in this Participation Letter shall have the meanings ascribed to them in the Plan.

Your Transaction Bonus Percentage is [ ● ]%. Accordingly, subject to the terms and conditions set forth in the Plan, in connection with the Closing Date of each Qualifying Transaction, you will be eligible to receive a Transaction Bonus equal to the product of your Transaction Bonus Percentage multiplied by the Initial Transaction Bonus Pool calculated for such Qualifying Transaction, 50% of which shall be payable upon or shortly following the closing of such Qualifying Transaction, subject to your continued employment with the Company or one of its affiliates through such closing, and 50% of which shall be payable on the Termination Date of the Plan, subject to your continued employment with the Company or one of its affiliates through such date (the “Deferred Payment”). The Deferred Payment shall accrue interest at the prime rate. You shall also be eligible to receive an Incremental Transaction Bonus in connection with each Qualifying Transaction equal to the product of your Transaction Bonus Percentage multiplied by the Incremental Transaction Bonus Pool calculated for such Qualifying Transaction, which shall be payable on the Termination Date of the Plan, subject to your continued employment with the Company or one of its affiliates through such date. You shall be eligible for more than one Transaction Bonus and Incremental Transaction Bonus if Mallinckrodt closes more than one Qualifying Transaction during your continued employment with the Company or one of its affiliates or any applicable tail period as set forth below.

Notwithstanding the foregoing, in the event of the termination of your employment by the Company without Cause, by you with Good Reason, or as a result of your death or Disability (each, as defined in that certain employment agreement by and between you and ST Shared Services LLC, dated as of February 2, 2024 (the “Employment Agreement”), subject to your (or your estate’s or beneficiary’s, in the event of your death) execution of the Release (as defined in the Employment Agreement), the Company shall pay you (i) any portion of each Transaction Bonus that is then-unpaid (including any Deferred Payment) with respect to each Qualifying Transaction that occurred prior to the date of such termination of employment, in a lump sum on the first regular payroll date following the effective date of the Release, (ii) 100% of each Transaction Bonus with respect to any Qualifying Transaction with a Signing Date prior to the date of such termination of employment but a Closing Date that occurs at any time following such termination of employment, on the first payroll date following the later of the effective date of the Release or the Closing Date of such Qualifying Transaction, (iii) 100% of any Transaction Bonus arising out of each Qualifying Transaction with a Signing Date that occurs on or prior to the date that is three (3) months following the date of such termination of employment, on the first payroll date following the later of the effective date of the Release or the Closing Date of such Qualifying Transaction, and (iv) any Incremental Transaction Bonuses that are paid to Participants in connection with each Qualifying Transaction that is covered by (i), (ii) or (iii) above following the date of such termination of employment and prior to March 15 of the year following the year of such termination (or such later date as the Board may designate, in its good faith and reasonable discretion, with respect to Incremental Transaction Bonuses as a result of certain potential earn-out payments that constitute short-term deferrals under Code Section 409A), as and when such amounts would have otherwise been payable under the Plan but for such termination of employment (or if later, the first payroll date following the effective date of the Release). For the purposes of this paragraph, a Change of Control shall be deemed to be a Qualifying Transaction with respect to the Specified Assets. Notwithstanding anything to the contrary in the Plan, any determination with respect to the character of your termination of employment or the breach of any restrictive covenant under your Employment Agreement shall be subject to de novo review.

In the event of any discrepancy between the terms of this Participation Letter and the Plan, this Participation Letter shall control. If you have any questions, please contact                                         ) at                      @mnk.com.

Sincerely yours,

ST Shared Services LLC

Name:
Title:

[TrIP Letter for EC other than CEO]

ST SHARED SERVICES LLC

[Date]

[Participant Name]

[Participant Address]

Dear [Name],

ST Shared Services LLC1 (the “Company”) is pleased to inform you that the Board of Directors (the “Board”) of Mallinckrodt plc (“Mallinckrodt”) has selected you as a participant in Mallinckrodt’s Transaction Incentive Plan (the “Plan”), pursuant to which you will be eligible to receive one or more cash bonuses (each, a “Transaction Bonus”) subject to the terms and conditions set forth in this letter (this “Participation Letter”) and the Plan. Capitalized terms used but not defined in this Participation Letter shall have the meanings ascribed to them in the Plan.

Your Transaction Bonus Percentage is [ ● ]%. Accordingly, subject to the terms and conditions set forth in the Plan, in connection with the Closing Date of each Qualifying Transaction, you will be eligible to receive a Transaction Bonus equal to the product of your Transaction Bonus Percentage multiplied by the Initial Transaction Bonus Pool calculated for such Qualifying Transaction, 50% of which shall be payable upon or shortly following the closing of such Qualifying Transaction, subject to your continued employment with the Company or one of its affiliates through such closing, and 50% of which shall be payable on the Termination Date of the Plan, subject to your continued employment with the Company or one of its affiliates through such date (the “Deferred Payment”). The Deferred Payment shall accrue interest at the prime rate. You shall also be eligible to receive an Incremental Transaction Bonus in connection with each Qualifying Transaction equal to the product of your Transaction Bonus Percentage multiplied by the Incremental Transaction Bonus Pool calculated for such Qualifying Transaction, which shall be payable on the Termination Date of the Plan, subject to your continued employment with the Company or one of its affiliates through such date. You shall be eligible for more than one Transaction Bonus and Incremental Transaction Bonus if Mallinckrodt closes more than one Qualifying Transaction during your continued employment with the Company or one of its affiliates.

Notwithstanding the foregoing, in the event of the termination of your employment by the Company without Cause, by you with Good Reason, or as a result of your death or Disability (each, as defined in that certain employment agreement by and between you and the Company, dated as of [February [•]], 2024 (the “Employment Agreement”), subject to your (or your estate’s or beneficiary’s, in the event of your death) execution of the Release (as defined in the Employment Agreement), the Company shall pay you (i) any portion of each Transaction Bonus that is then-unpaid (including any Deferred Payment) with respect to each Qualifying Transaction that occurred prior to the date of such termination of employment, in a lump sum on the first regular payroll date following the effective date of the Release, (ii) 100% of each Transaction Bonus with respect to any Qualifying Transaction with a Signing Date prior to the date of such termination of employment but a Closing Date that occurs at any time following such termination of employment, on the first payroll date following the later of the effective date of the Release or the Closing Date of such Qualifying Transaction, and (iii) any Incremental Transaction Bonuses that are paid to Participants in connection with each Qualifying Transaction that is covered by (i) or (ii) above following the date of such termination of employment and prior to March 15 of the year following the year of such termination (or such later date as the Board may designate, in its good faith and reasonable discretion, with respect to Incremental Transaction Bonuses as a result of certain potential earn-out payments that constitute short-term deferrals under Code Section 409A), as and when such amounts would have otherwise been payable under the Plan but for such termination of employment (or if later, the first payroll date following the effective date of the Release). For the purposes of this paragraph, a Change of Control shall be deemed to be a Qualifying Transaction with respect to the Specified Assets.

1 Note to Draft: To be Mallinckrodt Enterprises, LLC for executives for whom that is the employer.

In the event of any discrepancy between the terms of this Participation Letter and the Plan, this Participation Letter shall control. If you have any questions, please contact                                    at               @mnk.com.

Sincerely yours,

ST Shared Services LLC2

Name:
Title:

2 Note to Draft: To be Mallinckrodt Enterprises, LLC for those executives for whom that is the employer.

[TrIP Letter for Directors]

MALLINCKRODT PLC

[Date]

[Participant Name]

[Participant Address]

Dear [Name],

Mallinckrodt plc (the “Company”) is pleased to inform you that, as a member of the Board of Directors of the Company (the “Board”), you have been designated as a participant in the Company’s Transaction Incentive Plan (the “Plan”), pursuant to which you will be eligible to receive one or more cash bonuses (each, a “Transaction Bonus”) subject to the terms and conditions set forth in this letter (this “Participation Letter”) and the Plan. Capitalized terms used but not defined in this Participation Letter shall have the meanings ascribed to them in the Plan.

Your Transaction Bonus Percentage is [ ● ]%. Accordingly, subject to the terms and conditions set forth in the Plan, in connection with the Closing Date of each Qualifying Transaction, you will be eligible to receive a Transaction Bonus equal to the product of your Transaction Bonus Percentage multiplied by the Initial Transaction Bonus Pool calculated for such Qualifying Transaction, 50% of which shall be payable upon or shortly following the closing of such Qualifying Transaction, subject to your continued service on the Board through such closing, and 50% of which shall be payable on the Termination Date of the Plan, subject to your continued service on the Board through such date (the “Deferred Payment”). The Deferred Payment shall accrue interest at the prime rate. You shall also be eligible to receive an Incremental Transaction Bonus in connection with each Qualifying Transaction equal to the product of your Transaction Bonus Percentage multiplied by the Incremental Transaction Bonus Pool calculated for such Qualifying Transaction, which shall be payable on the Termination Date of the Plan, subject to your continued service on the Board through such date. You shall be eligible for more than one Transaction Bonus and Incremental Transaction Bonus if the Company closes more than one Qualifying Transaction during your continued Board service.

Notwithstanding the foregoing, in the event of the termination of your service on the Board by the Company without Cause or as a result of your death or Disability (each, as defined in the Company’s 2024 Stock and Incentive Plan), subject to your (or your estate’s or beneficiary’s, in the event of your death) execution of a release of claims agreement in the Company’s customary form (a “Release”), the Company shall pay you (i) any portion of each Transaction Bonus that is then-unpaid (including any Deferred Payment) with respect to each Qualifying Transaction that occurred prior to the date of such termination of Board service, in a lump sum on the first regular payroll date following the effective date of the Release, (ii) 100% of each Transaction Bonus with respect to any Qualifying Transaction with a Signing Date prior to the date of such termination of Board service but a Closing Date that occurs at any time following such termination of Board service, on the first payroll date following the later of the effective date of the Release or the Closing Date of such Qualifying Transaction, and (iii) any Incremental Transaction Bonuses that are paid to Participants in connection with each Qualifying Transaction that is covered by (i) or (ii) above following the date of such termination of Board service and prior to March 15 of the year following the year of such termination (or such later date as the Board may designate, in its good faith and reasonable discretion, with respect to Incremental Transaction Bonuses as a result of certain potential earn-out payments that constitute short-term deferrals under Code Section 409A), as and when such amounts would have otherwise been payable under the Plan but for such termination of Board service (or if later, the first payroll date following the effective date of the Release). For the purposes of this paragraph, a Change of Control shall be deemed to be a Qualifying Transaction with respect to the Specified Assets.

In the event of any discrepancy between the terms of this Participation Letter and the Plan, this Participation Letter shall control. If you have any questions, please contact                      at                 @mnk.com.

Sincerely yours,

Mallinckrodt plc

Name:
Title:

12